EXHIBIT 23.4

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426 (614) 766-1459 FAX

keller@ee.net

April 20, 2005

We hereby consent to the use of our opinion letter dated February 10, 2005, to the Board of Directors of Consolidated Bank & Trust Company, included as Appendix B to the Proxy Statement/Prospectus, which forms part of the Registration Statement dated on Form S-4 relating to the proposed merger of Consolidated Bank & Trust Company and Abigail Adams National Bancorp, Inc., and to the references to such opinion therein.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

KELLER & COMPANY, INC.